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                                                                   EXHIBIT 3.1


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                           CERTIFICATE OF DESIGNATION

                                       OF

                        ELECTRONICS COMMUNICATIONS CORP.



     UNDER SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW, ELECTRONICS COMMUNICATIONS CORP., a Delaware corporation (the "Corporation") certifies as follows:

     FIRST:    Under the authority contained in Article FOURTH of the
Certificate of Incorporation of the Corporation, as amended, the Board of Directors of the Corporation has classified 4,000,000 of the authorized but unissued shares of Preferred Stock, $.01 par value, of the Corporation as shares of "Series B Preferred Stock."

     SECOND:   The following resolution was duly adopted by the Board of
Directors of the Corporation on September 30, 1996, and such resolution has not been modified and is in full force and effect on the date hereof:

     RESOLVED, that the Board of Directors hereby creates and classifies, from the authorized but unissued shares of preferred stock of the Corporation, $0.01 par value, (hereinafter the "preferred stock"), a series of 4,000,000 shares of Preferred Stock, $0.01 par value, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation as follows:

     (a) DESIGNATION. The designation of the series of Preferred Stock created by this resolution shall be "Series B Preferred Stock" (hereinafter the "Series B Preferred Stock"). The number of authorized shares constituting the Series B Preferred Stock shall be 4,000,000. The number of authorized shares of Series B Preferred Stock may be increased or reduced by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized.


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     (b)  VOTING.  The holders of shares of Series B Preferred Stock shall not be entitled to any notice of meetings of stockholders nor any vote, except as required by the Delaware General Corporation Law.

     (c)  LIQUIDATION RIGHTS.

     (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of capital stock ranking junior to the Series B Preferred Stock upon such liquidation, dissolution or winding up, an amount equal to $0.01 per share of Series B Preferred Stock.

     (2) After the payment to the holders of the shares of Series B Preferred Stock of the full preferential amounts provided for in Paragraph
          (c)(1), the holders of the Series B Preferred Stock as such shall not be entitled to receive any additional distribution.

     (3) In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph
          (c)(1) above, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distribution amounts shall be paid on account of the shares of Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) CONVERSION. Each share of Series B Preferred Stock shall be convertible at any time after November 1, 1996 (which date shall be set forth in a certificate filed pursuant to Section 103(f) of the General Corporation Law) at the option of the holder thereof into one and one-half (1.5) shares of Common Stock (the "Conversion Rate").

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     The Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Conversion Rate then in effect shall be changed by 20% or more, but any adjustment of less than 20% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 20% or more.

     Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such shares of Series B Preferred Stock to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Preferred Stock, or at the Principal office of the Corporation or at such other place as may be designated by the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he elects so to convert said shares of Series B Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

     The Corporation will, as soon as practicable after such surrender of certificates for shares of Series B Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office appointed as aforesaid, to the person for whose account such Series B Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date such surrender of Series B Preferred Stock to be converted was duly made and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of Series B Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series B Preferred Stock was surrendered, and at the Conversion Rate in effect at the date of such surrender.


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     The Conversion Rate shall be subject to adjustment from time to time as follows, regardless of whether or not such Series B Preferred Stock is outstanding at the time;

     (1)  STOCK DIVIDENDS, SUBDIVISION, COMBINATIONS.     If the Corporation
          shall at any time (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock; (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (c) combine its outstanding shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of Common stock which the holder of such shares of Series B Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

     (2) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR CONVEYANCE OF ASSETS. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or in the case of any sale or conveyance of all or substantially all of the property, assets or business of the Corporation, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock was convertible immediately prior to such capital reorganization, reclassification or capital stock consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Rate) shall

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          thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

     (3) OTHER ACTION AFFECTING CAPITAL STOCK. In case at any time or from time to time the Corporation shall take any action affecting its capital stock, other than an action described in any of the foregoing subparagraphs (1) and (2), then, unless the Board of Directors of the Corporation reasonably determines in good faith that such action will not have a material adverse effect upon the rights of the holders of the Series B Preferred Stock, the Conversion Rate shall be adjusted in such manner and at such time as the Board of Directors of the Corporation may reasonably and in good faith determine to be equitable in the circumstances.

     (4) CERTIFICATE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall forthwith file with any transfer agent for the Series B Preferred Stock appointed as aforesaid a certificate, signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or any Assistant Treasurer, stating the adjusted Conversion Rate determined as provided in this paragraph. Such certificate shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is adjusted, the Corporation will forthwith cause a notice stating the adjustment and the Conversion Rate as adjusted to be mailed to the holders of Series B Preferred Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and such transfer agent shall be fully protected with respect to any and all acts done or actions taken or suffered by it in reliance thereof. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this subparagraph (4) and in default of any such notice such transfer agent may conclusively assume that there has been no such change.

     (5) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of affecting the conversion of the Series B Preferred Stock, such number

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          of shares as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the General Corporation Law of the State of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Series B Preferred Stock.

     (6) SETTLEMENT OF FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon conversion of the Series B Preferred Stock, but in lieu thereof the Corporation will pay therefor in cash based on the fair market value (as reasonably determined in good faith by the Board of Directors of the Corporation) of the Common Stock on the business day immediately preceding the day of conversion.

     (7) TAXES. The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          Shares of Series B Preferred Stock which are converted into Common Stock shall have the status of retired shares and shall not be available for reissuance.

          Shares of Common Stock shall not be convertible into any other securities of the Corporation.

     (e) RANKING. For purposes of this resolution, no capital stock of any class or series shall be deemed to rank prior to the shares of Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation. Any capital stock of any class or series of the Corporation shall be deemed to rank as follows:

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     (1)  on a parity with shares of Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation, as the case may be, if the holders of such capital stock shall be entitled to the receipt of amounts distributable upon such liquidation, dissolution or winding up in proportion to their respective liquidation prices, without preference or priority, one over the other, as between the holders of such capital stock and holders of the Series B Preferred Stock.

     (2) junior to shares of Series B Preferred Stock upon such liquidation, dissolution or winding up (the "Junior Stock"), if such capital stock shall be Common Stock, or if the holders of the shares of Series B Preferred Stock shall be entitled to the receipt of amounts distributable upon such liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such capital stock.

     (f) NO OTHER RIGHTS. The shares of Series B Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this certificate of Designation and the Certificate of Incorporation.


                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Electronics Communications Corp. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President, William Taylor, and attested by its Secretary, Brenda Taylor, this 22nd day of October 1996.

                              ELECTRONICS COMMUNICATIONS CORP.


[CORPORATE SEAL]
                              By: /s/ William Taylor
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                                   William Taylor, President



ATTEST:


/s/ Brenda Taylor
-----------------------------
Brenda Taylor, Secretary


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